EXHIBIT 99.1

  NewMarket Technology, Inc. Acquires Diamond I, Inc. in Strategy to
       Build Publicly Listed Wi-Fi Subsidiary with $10 Million
                       2007 Revenue Forecast

   Acquisition is NewMarket's Third Independently Listed Subsidiary, Supporting Plan to Issue Subsidiary Stock to NewMarket Shareholders

    DALLAS--(BUSINESS WIRE)--March 9, 2007--NewMarket Technology, Inc. (OTCBB:NMKT) announced today executing a stock purchase agreement to acquire majority interest in Diamond I, Inc. (OTCBB:DMOI). No NewMarket Technology, Inc. stock was committed in consideration of this transaction. NewMarket will consolidate its own Wi-Fi assets into Diamond to build a comprehensive wireless broadband offering with applications in multiple market segments. Initially, the municipal government and casino/gaming sectors will be targeted. The 2007 revenue forecast with the combined Wi-Fi assets of Diamond and NewMarket is approximately $10 million. The Diamond I name will be changed to NewMarket Broadband, Inc. and the ticker symbol will change accordingly.

    NewMarket Award-Winning Strategy for Rapid Revenue Growth

    NewMarket Technology ranked fifth on Deloitte's 2006 Technology Fast 500, a ranking of the 500 fastest growing technology, media, telecommunications and life sciences companies in North America. This is the third consecutive year that NewMarket has been ranked on Deloitte's Technology Fast 500. NewMarket Technology continues to maintain a rapid growth rate expecting to report $70 million in revenue in 2006 and $120 million forecasted in 2007.

    Recent Analyst Recommendations With Near Term Target Prices of $0.78 and $1.00; BreakAway Investor says "early investors could reap 262% returns"

    Last week, The BreakAway Investor of the Taipan Financial Network (www.taipanfinancialnews.com) issued a "Buy" recommendation on NewMarket Technology, Inc. Beginning the report with "West Point grad leaves Wall Street dumbfounded after he makes dot-com-era business model work," Andrew Mickey, the editor-in-chief of The BreakAway Investor financial advisory newsletter, says that "early investors could reap 262% returns." The independent research report recommends "Buy shares of NewMarket under 45 cents per share. It has become a key partner to customers throughout high growth regions including Latin America and China. Shares won't be hanging below $1.00 for too much longer." The BreakAway Investor investment report on NewMarket Technology is accessible at www.taipanfinancialnews.com/redhotstockpick0307.html.

    Separately, Beacon Equity Research issued an independent analyst report rating NewMarket as an "Outperform" with a fair market value of $0.78. The report was issued during the fourth quarter of 2006 and did not take into consideration the recent independent listing of consolidated subsidiaries. The research report is available at www.beaconequityresearch.com.

    Strategy to Independently List Subsidiaries and Issue Stock
Dividends

    The independent listing of NewMarket subsidiaries is an integral part of the Company's overall growth strategy and central to NewMarket's plan to enhance shareholder value. NewMarket independently listed subsidiaries can utilize their own public stock to acquire and fund further emerging technology growth without relying on NewMarket stock for financing the growth. Concurrently, NewMarket's financial performance benefits from the rapid growth of consolidated self funding subsidiaries. NewMarket shareholders can directly monetize the investment that NewMarket has made in its subsidiaries' assets when NewMarket distributes stock in the independently listed subsidiary operations to NewMarket shareholders through dividend distributions.

    NewMarket China and NewMarket Latin America

    NewMarket recently announced the completion of a transaction with Paragon Financial Corp. (OTC:PGNF) to effectively list NewMarket's Latin America operation which is expected to report over $20 million in 2006 profitable revenue.

    In the fourth quarter of last year, NewMarket completed the independent listing of its operations in China. The operations name has recently been changed to NewMarket China (OTCBB:NMCH). The operations consolidated into NewMarket China are anticipated to report 2006 revenue exceeding $20 million with a 2007 forecast of $40 million in revenue.

    Diamond and NewMarket Stock Acquisition Terms

    NewMarket's Wi-Fi subsidiary acquires a sixty percent interest in exchange for a $1,750,000 note. Additionally, NewMarket is providing $250,000 to DMOI to support immediate operating requirements. The terms include the development of two initial operating subsidiaries; including a commitment to provide $1 million in financing to each operating subsidiary. One subsidiary will concentrate on developing the Wi-Fi gaming market, while the second subsidiary will focus on developing the city municipal government Wi-Fi market.

    To be added to NewMarket's corporate e-mail list for shareholders and interested investors, please send an e-mail to ir@newmarkettechnology.com.

    About Diamond I, Inc. (www.wificasino.net)

    "Voice-Print" and "Finger-Print" Technologies. Diamond I, Inc. owns the rights to patent-pending voice-recognition and fingerprint biometric security technologies. These security technologies will be incorporated into Diamond I's WifiCasino GS wireless, hand-held gaming system, as well as the hand-held gaming unit to be employed by the Global Gaming Platform venture.

    Diamond I, Inc. is a development-stage company that develops wireless gaming products, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as "WifiCasino"(TM), which includes the GS2(TM), the user-friendly wireless hand-held unit. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

    With the passage of Nevada Law AB471, which authorizes the use of mobile communication devices for gaming in public areas in Nevada casinos, Diamond I seeks to secure a Las Vegas hotel/casino to serve as the demonstration site for its WifiCasino, in conjunction with its application for a gaming license in Nevada. To that end, in a letter of intent, The Palms Resort and Casino has agreed to continue to develop a working relationship relating to Diamond I's WifiCasino and, assuming Diamond I continues to meet certain standards, The Palms stated that it intends to pursue an opportunity with Diamond I. Diamond I continues to seek venues in which to establish its WifiCasino system, including other U.S. casinos and horse and dog racing facilities. Diamond I has had preliminary discussions with certain owners of cruise ships, certain owners of horse racing facilities in the United States and dog and horse racing facilities outside the United States.

    About NewMarket Technology, Inc. (www.newmarkettechnology.com)

    NewMarket helps clients maintain the delicate balance between maintaining legacy systems and gaining a competitive edge from the latest technology innovations. NewMarket provides certified integration and maintenance services to support the prevailing industry standard solutions to include Microsoft (Nasdaq:MSFT), Cisco Systems (Nasdaq:CSCO), SAP (NYSE:SAP), Siebel (Nasdaq:ORCL) and Sun Microsystems (Nasdaq:SUNW). Concurrently, NewMarket continuously seeks to acquire undiscovered emerging technology assets to incorporate into an overall product portfolio carefully packaged to complement the prevailing industry standard solutions. NewMarket delivers its portfolio of products and services through its global network of Solution Integration subsidiaries in North America, Latin America, China and Singapore. NewMarket maximizes shareholder return on investment by independent listing of consolidated regional and emerging technology subsidiaries in order to issue subsidiary stock in shareholder dividends.

    "SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

    CONTACT: NewMarket Technology, Inc.
             Rick Lutz, Investor Relations, 404-261-1196 ir@newmarkettechnology.com www.newmarkettechnology.com